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Exhibit 4.1

[LOGO]	Ministry of Finance	Mailing Address:	Location:
	Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3	2nd Floor—940 Blanshard St. Victoria BC 250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies /s/ Liz Mueller LIZ MUELLER July 14, 2005

This Notice of Articles was issued by the Registrar on: July 14, 2005 11:27 AM Pacific Time

Incorporation Number: BC0606963

Recognition Date: Incorporated on May 15, 2000

NOTICE OF ARTICLES

Name of Company:
STORM CAT ENERGY CORPORATION
REGISTERED OFFICE INFORMATION
Mailing Address: 3000 ROYAL CENTRE, P.O. BOX 11130 1055 WEST GEORGIA STREET VANCOUVER BC V6E 3R3 CANADA	Delivery Address: 3000 ROYAL CENTRE 1055 WEST GEORGIA STREET VANCOUVER BC V6E 3R3 CANADA
RECORDS OFFICE INFORMATION
Mailing Address: 3000 ROYAL CENTRE, P.O. BOX 11130 1055 WEST GEORGIA STREET VANCOUVER BC V6E 3R3 CANADA	Delivery Address: 3000 ROYAL CENTRE 1055 WEST GEORGIA STREET VANCOUVER BC V6E 3R3 CANADA
DIRECTOR INFORMATION
Last Name, First Name, Middle Name: DYAKOWSKI, CHRISTOPHER I.
Mailing Address: 3750 WEST 49TH AVENUE VANCOUVER BC V6N 3T8 CANADA	Delivery Address: 403 – 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA

Last Name, First Name, Middle Name: Penner, Robert D.
Mailing Address: 7014 STRATHRIDGE GATE S.W. CALGARY AB T3H 3R8 CANADA	Delivery Address: 7014 STRATHRIDGE GATE S.W. CALGARY AB T3H 3R8 CANADA
Last Name, First Name, Middle Name: Wozniak, Michael J.
Mailing Address: 370 17TH STREET, #4700 DENVER CO 80202 UNITED STATES	Delivery Address: 370 17TH STREET, #4700 DENVER CO 80202 UNITED STATES
Last Name, First Name, Middle Name: Zimmerman, Scott
Mailing Address: 168 S. GARFIELD DENVER CO 80209 UNITED STATES	Delivery Address: 168 S. GARFIELD DENVER CO 80209 UNITED STATES
Last Name, First Name, Middle Name: O'BYRNE, MICHAEL J.
Mailing Address: 2108 PALISFIELD PLACE SW CALGARY AB T2V 3T8 CANADA	Delivery Address: 2108 PALISFIELD PLACE SW CALGARY AB T2V 3T8 CANADA
Last Name, First Name, Middle Name: Steinke, Craig
Mailing Address: 15380 COLUMBIA AVENUE WHITE ROCK BC V4B 1J9 CANADA	Delivery Address: 15380 COLUMBIA AVENUE WHITE ROCK BC V4B 1J9 CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

May 21, 2004 12:00 AM Pacific Time

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value
Without Special Rights or Restrictions attached

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Notice of Articles